                                                                   EXHIBIT 3(b)


                                  AMENDED AND RESTATED
                                  BY-LAWS OF ONEIDA LTD.


                                     Article I
                               Meetings of Shareholders

Section 1.01. Place of Meetings. Annual and special meetings of the shareholders shall be held at the Big Hall of the Mansion House in Kenwood, in the City of Oneida, State of New York, or at such other place within or without the State of New York as may be fixed from time to time by the Board of Directors and stated in the notice of meeting.

Section 1.02. Annual Meeting. (a) The annual meetings of shareholders shall be held the last Wednesday in May of each year at 2:00 o'clock in the afternoon or, if that day be a legal holiday, on the next succeeding day not a legal holiday at 2:00 o'clock in the afternoon for the election of directors and the transaction of such other business as may properly be brought before the meeting. To be properly brought before an annual meeting of shareholders, business must be specified in the notice of meeting given by or at the direction of the Board of Directors or otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the date of the annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if the annual meeting of shareholders is called for a date that is not within 30 days before or after the day for such annual meeting specified in the first sentence of this
Section 1.02, notice by the shareholder to be timely must be so delivered or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the earlier of (i) the day on which notice of the date of the meeting was given or mailed to shareholders or (ii) the day on which public disclosure of the date of the meeting was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting of shareholders (i) the text of the proposal, (ii) a brief statement of the reasons why the shareholder favors the proposal, (iii) the shareholder's name and address, (iv) the number and class of all shares of the Corporation beneficially owned by the shareholder, (v) any material interest of the shareholder in the proposal and (vi) if the shareholder intends to solicit proxies in support of the proposal, a statement to that effect.

         (b) If the presiding officer of the annual meeting of shareholders determines that a shareholder proposal was not made in accordance with the terms of this Section 1.02, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

         (c) This provision shall not prevent the consideration and approval or disapproval at the annual meeting of shareholders of reports of officers, directors and committees of the Board of Directors but, in connection with such reports, no business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

Section 1.03. Special Meetings. A special meeting of the shareholders may be called at any time and for any purpose or purposes by the Board of Directors, and shall be called by the Secretary upon the written request of the holders of record of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. Every such shareholder request shall state the purpose or purposes of such meeting.

Section 1.04. Notice of Meetings. Except when otherwise permitted by statute, a written notice of the place, date and hour of each meeting, whether annual or special, shall be given to each shareholder entitled to vote thereat, not fewer than 10 nor more than 60 days prior to the meeting; provided, however, that such notice may be given by third class mail not fewer than 24 nor more than 60 days prior to the meeting. The notice of any special meeting shall also state the purpose or purposes for which the meeting is called and by or at whose direction it is being issued. If, at any meeting, whether annual or special, action is proposed to be taken which would, if taken, entitle shareholders fulfilling requirements of law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. If such notice is mailed, it shall be directed to the shareholder in a postage-prepaid envelope at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

Section 1.05. Waiver of Notice. Notice of meeting need not be given to any shareholder who submits a waiver of notice, signed in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

Section 1.06. Inspectors of Election. The Board of Directors, or any officer or officers duly authorized by the Board of Directors, in advance of any meeting of shareholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors or any officer or officers duly authorized by the Board of Directors, in advance of the meeting or at the meeting by the chairman of the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

Section 1.07. Quorum and Adjournment. At all meetings of shareholders, except as otherwise provided by statute or the Certificate of Incorporation, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall be requisite for and shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the votes cast by the holders of shares entitled to vote may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. However, if after the adjournment, the Board of Directors shall fix a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled notice specified herein.

Section 1.08. Vote of Shareholders. Each shareholder having the right to vote shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders. Directors shall be elected by the vote prescribed in Section 3.02 hereof, and whenever any other corporate action is to be taken by vote of the shareholders, it shall, except as otherwise required by statute, by the Certificate of Incorporation, or in the By-Laws, be authorized by a majority of the votes cast by such holders.

Section 1.09. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be in writing and signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by law.

                                  Article II
               Determination of Voting, Dividend and Other Rights

Section 2.01. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than 50 nor less than 10 days before the date of any such meeting, nor more than 50 days prior to any other action. If a record date is so fixed, such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend or such allotment of rights, or otherwise to be recognized as shareholders for the purpose of any other action, notwithstanding any transfer of any shares on the books of the Corporation after any such record date so fixed.

                                  Article III
                                   Directors

Section 3.01. Number, Qualification and Term of Office. The number of directors, each of whom shall be at least 21 years of age, shall not be less than 9 nor more than 15, the exact number to be determined from time to time by resolution adopted by a majority of the entire Board of Directors, and such exact number shall be 14 until otherwise determined by resolution adopted by a majority of the entire Board of Directors. The directors shall be elected as provided by the By-Laws at the annual meeting of shareholders and shall hold office until their respective successors shall have been elected and qualified. Each director shall be the beneficial owner of 200 shares of Common Stock of the Corporation.

Section 3.02. Election. (a) The directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year, and at the 1989 annual meeting of shareholders, directors of the first class shall be elected to hold office for a term expiring at the 1985 annual meeting of shareholders; directors of the second class shall be elected to hold office for a term expiring at the 1986 annual meeting of shareholders; and directors of the third class shall be elected to hold office for a term expiring at the 1987 annual meeting of shareholders. Commencing with the 1985 meeting of shareholders, at each annual election the successors to the class of directors whose terms shall expire that year shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election. At each meeting of shareholders for the election of directors at which a quorum is present, the persons eligible for election as directors receiving a plurality of the votes cast shall be the directors. Such election shall be by ballot wherever requested by any person entitled to vote at such meeting; but unless so requested, such election may be conducted in any manner approved at such meeting.

    (b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at an annual meeting of shareholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.02. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the date of the annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if the annual meeting of shareholders is called for a date that is not within 30 days before or after the day for such annual meeting specified in the first sentence of Section 1.02 hereof, notice by the shareholder to be timely must be so delivered or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the earlier of (i) the day on which notice of the date of the meeting was given or mailed to shareholders or (ii) the day on which public disclosure of the date of the meeting was made. A shareholder's notice to the Secretary shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director (A) the name, age, business address and residential address of the person, (B) the principal occupation or employment of the person, (C) the number and class of all shares of the Corporation beneficially owned by the person, (D) the signed consent of the person to be named as a nominee and to serve as a director, if elected, and (E) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A (or any successor thereof) under the Securities Exchange Act of 1934, as amended; and (ii) as to the shareholder giving the notice (A) the shareholder's name and address, (B) the number and class of all shares of the Corporation beneficially owned by the shareholder,
(C) a description of all arrangements or understandings between the shareholder and the shareholder's nominee or any other person or persons (naming such person or persons) with respect to the nomination of the shareholder's nominee and (D) if the shareholder intends to solicit proxies in support of the proposal, a statement to that effect. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 3.02.

    (c) If the presiding officer of the annual meeting of shareholders determines that a nomination was not made in accordance with this Section 3.02, he shall so declare at the annual meeting and any such defective nomination shall be disregarded.

Section 3.03. Place of Meetings. Meetings of the Board of Directors, regular or special, shall be held at any place within or without New York, as may from time to time be determined by the Board of Directors.

Section 3.04. Organization Meeting. Without notice of such meeting, a newly elected Board of Directors may meet and organize as soon as practicable after and at the place where the annual meeting is held; or the Board may meet at such place and time as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a duly executed waiver of notice.

Section 3.05. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board. In case the day so determined shall be a legal holiday, such meeting shall be held on the next succeeding day, not a legal holiday, at the same hour.

Section 3.06. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President, or by any two directors. Notice of any special meeting, stating the place, date and hour of the meeting, shall be mailed to each director, addressed to him at his residence or usual place of business, not later than the second day before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, or be delivered personally, or by telephone, not later than the day before the day on which such meeting is to be held. Notice of any meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. Unless limited by statute, the Certificate of Incorporation, the By-Laws, or the terms of the notice thereof, any and all business may be transacted at any special meeting.

Section 3.07. Quorum and Manner of Acting. A majority of the directors in office at the time of any regular or special meeting of the Board of Directors, but not less than one-third of the entire Board, shall be present in person to constitute a quorum for the transaction of business. The vote of a majority of the directors present at the time of such vote, if a quorum is present at such time, shall be the act of the Board of Directors, except as otherwise required by statute or the Certificate of Incorporation. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place; and no notice of an adjourned meeting need be given.

Section 3.08. Telephonic Meetings. Any one or more members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of a conference telephone or similar equipment which allows all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such a meeting.

Section 3.09. Directors' Fees. In consideration of his serving in such capacity, each director of the Corporation, other than directors who are officers of the Corporation or of any of its subsidiary companies, may be paid an annual fee in such amount and payable in such installments as the Board of Directors may from time to time determine. The Board of Directors shall also have authority to determine, from time to time, the amount of compensation which may be paid to its members, other than those who are officers of the Corporation or any of its subsidiary companies, for attendance at meetings of the Board or of any committee of the Board, as well as to any directors rendering special services to the Corporation.

Section 3.10. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time by the shareholders, but only for cause and only by the affirmative vote of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Any such vote shall be taken at any regular or special meeting of the shareholders, provided that notice of such proposed action shall be given in the manner provided herein for special meetings of the shareholders. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director may be removed for cause by the vote of a majority of the entire Board of Directors.

Section 3.11. Resignations. Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.12. Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly-created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, although less than a quorum, and any director elected by the Board of Directors to fill a vacancy or a newly-created directorship shall hold office until the next annual meeting of shareholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.13. Mandatory Retirement Age. A Director who is an officer or employee of the Corporation or a subsidiary, except present or former corporate chief executive officers, shall not stand for reelection to the Board of Directors, after reaching age 65 or retirement, if retirement occurs before age
65. A director who is a present or former corporate chief executive officer of the Corporation, and directors who are not officers or employees of the Corporation or a subsidiary, shall not stand for reelection to the Board after reaching age 70.

                                  Article IV
                               Executive Committee

Section 4.01. Constitution and Powers. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee consisting of the President and three or more directors which shall have all the authority of the Board of Directors, including authority to take all action provided in the By-Laws to be taken by the Board, except as to each of the following matters:

    (1) the submission to shareholders of any action as to which shareholders authorization is required by statute;

    (2) the filling of vacancies in the Board of Directors or in any Committee of the Board of Directors;

    (3) the fixing of compensation of the directors for serving on the Board of Directors or on any Committee of the Board of Directors;

    (4) the amendment or repeal of the By-Laws, or the adoption of new By-Laws; and

    (5) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amenable or repealable.

So far as practicable, members of the Executive Committee shall be so designated at the organization meeting of the Board of Directors in each year and, unless sooner discharged by affirmative vote of a majority of the entire Board, shall hold office until the next annual meeting of shareholders and until their respective successors have been designated.

Section 4.02. Regular Meetings. Regular meetings of the Executive Committee shall be held without notice at such time and at such place as shall from time to time be determined by resolution of the Executive Committee. In case the day so determined shall be a legal holiday, such meeting shall be held on the next succeeding day, not a legal holiday, at the same hour.

Section 4.03. Special Meetings. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Executive Committee. Notice of any special meeting shall be mailed to each member, addressed to him at his residence or usual place of business, not later than the second day before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, or be delivered personally, or by telephone, not later than the day on which such meeting is to be held. Notice of any meeting of the Executive Committee need not be given to any member who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. Unless limited by statute, the Certificate of Incorporation, the By-Laws, or the terms of the notice thereof, any and all business may be transacted at any special meeting of the Executive Committee.

Section 4.04. Quorum and Manner of Acting. A majority of the members of the Executive Committee in office at the time of any regular or special meeting of the Executive Committee shall be present in person to constitute a quorum for the transaction of business. The vote of a majority of the members present at the time of such vote, if a quorum is present at such time, shall be the act of the Executive Committee. A majority of the members present, whether or not a quorum is present, may adjourn any meeting to another time and place; and no notice of an adjourned meeting need be given.

Section 4.05. Records. The Executive Committee shall keep minutes of the proceedings and shall make the same available to the Board of Directors. The Secretary of the Corporation, or in his absence an Assistant Secretary, shall act as secretary to the Executive Committee; or the Executive Committee may in its discretion appoint its own secretary.

Section 4.06. Vacancies. Any newly created memberships and vacancies occurring in the Executive Committee shall be filed by resolution adopted by a majority of the entire Board of Directors.

                                  Article V
                               Other Committees

Section 5.01. The Board of Directors by resolution adopted by a majority of the entire Board, may designate from among its members committees other than an Executive Committee, each of which shall consist of three or more directors, and each of which shall have authority to the extent provided in the resolution authorizing such committee, but in no case shall any such committee have authority with respect to any of the matters enumerated in Section 4.01 of these By-Laws.

                                  Article VI
                                   Officers

Section 6.01. Officers. The elected officers of the Corporation shall be a Chairman, a Chief Executive Officer, a President, one or more Vice-Presidents, a Controller, a Secretary and a Treasurer. The elected officers shall be elected by the Board of Directors, and the Chairman, the Chief Executive Officer and the President shall be selected from the directors. The Board of Directors may also appoint a General Manager, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Corporation. Any two or more offices, whether elective or appointive, may be held by the same person, except the offices of President and Secretary.

Section 6.02. Term of Office. So far as practicable, all elected officers shall be elected at the first meeting of the Board of Directors following the annual meeting of shareholders in each year and, except as otherwise hereinafter provided, shall hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders and until their respective successors shall have been elected or appointed and qualified. All other officers shall hold office during the pleasure of the Board of Directors.

Section 6.03. Removal of Elected Officers. Any elected officer may be removed at any time, for or without cause, by vote of the Board of Directors at any meeting.

Section 6.04. Vacancies. If any vacancy shall occur in any office for any reason, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

Section 6.05. Compensation. The compensation of all elected officers shall be fixed by the Board of Directors. The compensation of all appointed officers shall be fixed by the Board of Directors or by such person or persons as shall be designated by the Board of Directors.

Section 6.06. The Chairman of the Board of Directors. The Chairman of the Board shall preside, when present, at all meetings of the Board of Directors and the Shareholders and shall act in an advisory capacity to the Chief Executive Officer.

Section 6.07. Chief Executive Officer. Subject to the direction of the Board of Directors, the Chief Executive Officer shall exercise general direction and supervision of the business and affairs of the Corporation and shall perform such other duties as from time to time may be assigned to him by the Board of Directors. In the absence of the Chairman, he shall preside at all meetings of the Board of Directors and the Shareholders.

Section 6.08. The President. The President shall be the Chief Operating Officer of the Corporation. Subject to the direction of the Chief Executive Officer, he shall direct and supervise the operations of the Corporation and perform such other duties as may be assigned to him from time to time by the Chief Executive Officer. The President shall have general authority to execute bonds, deeds, mortgages and contracts in the name and on behalf of the Corporation; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation (other than officers) as the conduct of the business of the Corporation may require, and to fix their compensation; to remove or suspend any employee or agent who shall not have been appointed by the Board of Directors or the Executive Committee; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer or any employee or agent who shall have been elected or appointed either by the Board of Directors or the Executive Committee; and, in general, to exercise all the powers generally appertaining to the president of a corporation.

Section 6.09. The Vice-Presidents. The several Vice-Presidents shall perform such duties and have such powers as may from time to time be assigned to them by the Board of Directors or the President. In the absence or disability of the President, his duties shall be performed and his powers may be exercised by such Vice-President as shall be designated by the President or, failing such designation, such duties shall be performed and such powers may be exercised by the Vice-Presidents in the order of their last election to that office; subject in any case to review and superseding action by the Board of Directors.

Section 6.10. The Secretary. The Secretary shall attend all meetings of the Board of Directors and the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the Board of Directors. He shall attend to the giving of notice of all meetings of the shareholders, and special meetings of the Board of Directors and committees thereof, he shall have custody of the corporate seal and, when authorized by the Board of Directors, shall have authority to affix the same to any instrument and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or an Assistant Treasurer. He shall keep an account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates, and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the President shall perform his duties.

Section 6.11. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors, or any officer of officers, or any officer and agent jointly, duly authorized by the Board of Directors, shall from time to time direct or approve. He shall keep a full and accurate account of all funds received and paid on account of the Corporation, and shall render a statement of his accounts whenever the Board of Directors or the President shall require. He shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation, and shall generally perform all the duties usually appertaining to the office of treasurer of the corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer, such person as shall be designated by the President shall perform his duties.

Section 6.12. The Controller. The Controller shall be the chief accounting officer of the Corporation, and shall have active control of and shall be responsible for all matters pertaining to the accounts of the Corporation and its subsidiaries. He shall supervise the auditing of all payrolls and vouchers of the Corporation and its subsidiaries and shall direct the manner of certifying the same; shall supervise the manner of keeping all vouchers for payments by the Corporation and its subsidiaries and all other documents relating to such payments; shall receive, audit and consolidate all operating and financial statements of the Corporation, its various departments, divisions and subsidiaries; shall have supervision of the books of account of the Corporation and its subsidiaries, their arrangement and classification; shall supervise the accounting and auditing practices of the Corporation and its subsidiaries; and shall prepare and execute all tax returns, statements and other documents relating thereto. In the absence of the Controller such person as shall be designated by the President shall perform his duties.

                                  Article VII
                                Indemnification

Section 7.01. Indemnification. Except to the extent expressly prohibited by New York Business Corporation Law, the Corporation shall indemnify any person (each an "Indemnified Person") made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, is or was a Director, officer or employee of the Corporation, or serves or served at the request of the Corporation as a Director, officer or employee of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise (any such other enterprise being an "Other Entity") against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein; provided that, no such indemnification shall be made to any such person if his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action on which such action or proceeding was based, or if he personally gained in fact a financial profit or other advantage to which he was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Corporation has given its prior consent thereto.

Section  7.02.  Serving an Employee Benefit Plan.  For the purpose of this
Article VII, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines.

Section 7.03. Advance Payment of Expenses. Expenses incurred by an Indemnified Person in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if, or to the extent that, he is not entitled to be indemnified by the Corporation pursuant to this Article VII or as otherwise authorized by law; provided, however, that such Indemnified Person shall cooperate in good faith with any request of the Corporation that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

Section 7.04. Insurance. Except to the extent expressly prohibited by New York Business Corporation Law, the Corporation, at its expense, may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of any Other Entity, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such.

Section 7.05. Continuation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall continue as to an Indemnified Person who has ceased to be a Director, officer or employee of the Corporation or any Other Entity, and shall inure to the benefit of the heirs, executors and administrators of such Indemnified Person.

Section 7.06. Contractual Provision For Indemnification. All rights to indemnification and advancement of expenses under this Article VII shall be deemed to be provided by contract between the Corporation and each Indemnified Person, and each such Indemnified Person shall be deemed to have acted and served in reliance thereon.

Section 7.07. Authority for other Indemnification: Non-Exclusivity. The Corporation is authorized to enter into agreements with, and the Board of Directors is authorized to adopt resolutions for the benefit of, any person who is or was a Director, officer, employee or agent of the Corporation or serves or served in any such capacity for any Other Entity at the request of the Corporation, extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement or to adopt any such resolution shall not affect or limit any rights of such person pursuant to the provisions of this
Article VII. Nothing in this Article VII shall limit or affect any right of any person otherwise than hereunder to indemnification or expenses, including attorneys' fees, under any statute, rule, regulation, certificate of incorporation, by-law, resolution, agreement, insurance policy, contract or otherwise.

Section 7.08. Retroactivity; Rescission. The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article VII is intended to be retroactive and shall be available with respect to events or acts occurring prior to the adoption hereof, and any repeal or modification of any provision of this Article VII shall not diminish or adversely affect any such right of any Indemnified Person with respect to any events or acts occurring prior to such repeal or modification whether or not any action or proceeding based thereon or resulting therefrom has been commenced or threatened against such Indemnified Person prior to such repeal or modification.

Section  7.09.  Legal Successors to the Corporation.  For purposes of this
Article VII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers or employees, so that any person who is or was a Director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer or employee of any Other Entity, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 7.10. Savings Clause. If this Article VII or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnified Person as provided above to the full extent permitted by any applicable portion of this Article VII that shall not have been so invalidated or by any other applicable law.

                                  Article VIII
                                Share Certificates

Section 8.01. Form; Signature. The shares of the Corporation shall be represented by certificates in such form as shall be determined by the Board of Directors and shall be signed by the Chairman of the Board or the President and the Secretary or the Treasurer of the Corporation, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 8.02. Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as Transfer Agents and Registrars of the shares of the Corporation; and upon such appointments being made therefore, no certificate representing shares shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

Section 8.03. Transfer of Shares. Transfers of shares shall be made on the books of the Corporation only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require.

Section 8.04. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and other distributions, and to vote as such owner, and to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 8.05. Lost Certificates. In case any certificate representing shares shall be lost, stolen or destroyed, the Board of Directors, or any officer or officers duly authorized by the Board of Directors, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar. In each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

                                  Article IX
                                 Miscellaneous

Section 9.01. Fiscal Year. The fiscal year of the Corporation shall end on the last Saturday of January in each year.

Section 9.02. Signatures on Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as from time to time may be prescribed by resolution of the Board of Directors, or may be prescribed by any officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors.

Section 9.03. Dividends. Except as otherwise provided in the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared and paid out of surplus in such amounts as the Board of Directors may determine at any regular or special meeting.

Section 9.04. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors deems conducive to the interest of the Corporation; and in its discretion the Board of Directors may decrease or abolish any such reserve.

                                  Article X
                                  Amendments

Section 10.01. Power to Amend By-Laws. Notwithstanding any provisions of the Certificate of Incorporation or any other provisions contained in the By-Laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the shareholders to amend, repeal or adopt any By-Laws of the Corporation. Any By-Laws of the Corporation may be amended, repealed or adopted by the Board of Directors, except that the Board of Directors shall not have power to adopt any By-Law, or expand the authorization conferred by any By-Law, which by statute only the shareholders have the power to so adopt or expand. Any By-Law adopted by the Board of Directors may be amended or repealed by shareholders entitled to vote thereon only as herein provided; and any By-Law adopted by the shareholders may be amended or repealed by the Board of Directors, except as limited by statute as above provided, and except when the shareholders have expressly provided otherwise with respect to any particular By-Law or By-Laws. The notice of any special meeting of the Board of Directors or the shareholders, as the case may be, at which action to amend, repeal or adopt any By-Law or By-Laws is proposed to be taken, shall include the text or a summary of each By-Law proposed to be repealed or adopted or as it is proposed to be amended.

Section 10.02. Amendment Affecting Election of Directors; Notice. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Law so adopted, amended, or repealed, together with a concise statement of the changes made.